Exhibit 99.1

INTERNATIONAL SEAWAYS REPORTS THIRD QUARTER 2016 RESULTS

New York, NY – December 5, 2016 – International Seaways, Inc. (NYSE: INSW) (the “Company” or “INSW”), one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets, today reported results for the quarter ended September 30, 2016.

Highlights

•	Time charter equivalent (TCE) revenues(A) for the third quarter of 2016 were $77.2 million, down 39% compared with the same period in 2015.

•	Net loss for the third quarter was $50.9 million, or $1.74 per diluted share, compared with net income of $52 million, or $1.78 per diluted share, in the third quarter of 2015. The decrease reflects the impact of vessel impairment charges of $49.6 million recorded in the third quarter 2016

•	Adjusted EBITDA(B) was $35.0 million, down 57% from $81.1 million in the same period in 2015.

•	Cash was $110.2 million as of September 30, 2016.

•	Completed the spin-off from its former parent company, Overseas Shipholding Group, Inc. (“OSG”), and has begun operating as an independent, publicly traded company. Starting December 1, 2016, began “regular-way” trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “INSW”.

Third Quarter 2016 Results

TCE revenues decreased in the current quarter by $49.0 million, or 39%, to $77.2 million from $126.2 million in the third quarter of 2015. The decrease was primarily due to a decline in average daily rates in the VLCC, MR, Aframax and LR2 sectors, aggregating approximately $53.8 million, of the overall decrease. Partially offsetting such decreases were increased revenue days in the VLCC and Aframax fleets, which resulted principally from decreases in drydock and repair days in the current period, and accounted for an increase in TCE revenues of $6.3 million.

During the third quarter of 2016, income/(loss) from vessel operations decreased by $100.7 million to a loss of $47.8 million from income of $53.0 million in the third quarter of 2015. This decrease reflects the impact of vessel impairment charges of $49.6 million recorded in the current quarter and lower TCE revenues.

Net loss for the third quarter of 2016 was $50.9 million, or $1.74 per diluted share, compared with net income of $51.9 million, or $1.78 per diluted share, in the third quarter of 2015.

Adjusted EBITDA was $35.0 million for the quarter, a decrease of $46.2 million compared with the third quarter of 2015, driven by lower daily rates.

Nine Month 2016 Results

The decrease in TCE revenues in the first nine months of 2016 of $53.1 million, or 15%, to $302.8 million from $355.9 million in the corresponding period of the prior year was due to (i) a decline in rates in the MR, Aframax, VLCC and LR2 sectors, which accounted for $68.0 million of the overall decrease and (ii) a decrease in MR revenue days, which reflects the sale of a 1998-built MR in July 2015 and the redelivery of an MR to its owners at the expiry of its time charter in March 2015, and accounted for $6.3 million of the overall decrease. These negative factors were partially offset by increased revenue days in the VLCC and Aframax fleets due to fewer drydock and repair days, which accounted for a $12.2 million increase in revenue, along with a $4.7 million increase in revenue resulting from the Company’s ULCC being taken out of lay-up in the first quarter of 2015.

A, BReconciliations of these non-GAAP financial measures are included in the financial tables attached to this press release starting on Page 8.

During the first nine months of 2016, income from vessel operations decreased by $102.3 million to $34.5 million from $136.7 million in the first nine months of 2015. This decrease resulted from the same factors which drove the quarter-over-quarter variance described above, including vessel impairment charges of $49.6 million recorded in the third quarter.

Net Income for the first nine months of 2016 was $39.5 million, or $1.36 per diluted share, compared with net income of $135.6 million, or $4.65 per diluted share, in the first nine months of 2015.

Adjusted EBITDA was $181.1 million for the first nine months of 2016, a decrease of $47.0 million compared with the first nine months of 2015.

About INTERNATIONAL SEAWAYS, INC.

International Seaways, Inc. (NYSE: INSW) is one of the largest tanker companies worldwide providing energy transportation services for crude oil and petroleum products in International Flag markets. International Seaways owns and operates a fleet of 55 vessels, including one ULCC, eight VLCCs, eight Aframaxes/LR2s, 12 Panamaxes/LR1s and 20 MR tankers. Through joint venture partnerships, it has ownership interests in four liquefied natural gas carriers and two floating storage and offloading service vessels. International Seaways has an experienced team committed to the very best operating practices and the highest levels of customer service and operational efficiency. International Seaways is headquartered in New York, New York. More information is available at www.intlseas.com.

Forward-Looking Statements

This release contains forward-looking statements. In addition, the Company may make or approve certain statements in future filings with the Securities and Exchange Commission (SEC), in press releases, or in oral or written presentations by representatives of the Company. All statements other than statements of historical facts should be considered forward-looking statements. These matters or statements may relate to the Company’s plans to issue dividends, its prospects, including statements regarding trends in the tanker, and possibilities of strategic alliances and investments. Forward-looking statements are based on the Company’s current plans, estimates and projections, and are subject to change based on a number of factors. Investors should carefully consider the risk factors outlined in more detail in the Registration Statement on Form 10 and in similar sections of other filings made by the Company with the SEC from time to time. The Company assumes no obligation to update or revise any forward-looking statements. Forward-looking statements and written and oral forward looking statements attributable to the Company or its representatives after the date of this release are qualified in their entirety by the cautionary statements contained in this paragraph and in other reports previously or hereafter filed by the Company with the SEC.

Investor Relations & Media Contact:

International Seaways, Inc.
Brian Tanner, 212-578-1645
btanner@intlseas.com

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Consolidated Statements of Operations

($ in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Shipping Revenues:	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Pool revenues	$42,854	$97,798	$200,088	$267,158
Time and bareboat charter revenues	24,012	15,124	74,355	40,254
Voyage charter revenues	13,905	18,199	38,066	65,252
	80,771	131,121	312,509	372,664

Operating Expenses:
Voyage expenses	3,605	4,914	9,679	16,730
Vessel expenses	35,401	35,039	104,939	104,543
Charter hire expenses	9,613	8,846	26,422	26,436
Depreciation and amortization	20,376	20,404	60,482	60,457
General and administrative	9,894	12,174	27,068	32,160
Technical management transition costs	-	-	-	39
Loss/(gain) on disposal of vessels and other property, including impairments	49,640	(3,238)	49,469	(4,404)
Total operating expenses	128,529	78,139	278,059	235,961
(Loss)/income from vessel operations	(47,758)	52,982	34,450	136,703
Equity in income of affiliated companies	12,488	10,978	36,093	35,226
Operating (loss)/income	(35,270)	63,960	70,543	171,929
Other income/(expense)	(2,244)	3	(1,003)	65
(Loss)/income before interest expense, reorganization items and income taxes	(37,514)	63,963	69,540	171,994
Interest expense	(9,519)	(11,050)	(29,951)	(32,036)
(Loss)/income before reorganization items and income taxes	(47,033)	52,913	39,589	139,958
Reorganization items, net	(3,849)	(953)	102	(4,508)
(Loss)/income before income taxes	(50,882)	51,960	39,691	135,450
Income tax benefit/(provision)	20	(27)	(157)	114
Net (loss)/income	$(50,862)	$51,933	$39,534	$135,564

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	29,157,387	29,157,387	29,157,387	29,157,387

Per Share Amounts:
Basic and Diluted net (loss)/income per share	$(1.74)	$1.78	$1.36	$4.65

On November 30, 2016, we amended and restated our articles of incorporation (“Amended and Restated Articles of Incorporation”). In accordance with the Amended and Restated Articles of Incorporation, immediately prior to the distribution, as described in the following paragraph, INSW effected a stock split on its 102.21 issued and outstanding shares of common stock to allow for a prorata dividend of such shares to the holders of OSG common stock and warrants. In accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) ASC 260, Earnings Per Share, the Company adjusted the computations of basic and diluted earnings per share retroactively for all periods presented to reflect that change in its capital structure.

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Consolidated Balance Sheets

($ in thousands)

	September 30	December 31
	2016	2015
	(Unaudited)	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$110,158	$308,858
Voyage receivables	50,946	74,951
Other receivables	2,089	4,464
Inventories	1,195	3,396
Prepaid expenses and other current assets	6,139	5,067
Total Current Assets	170,527	396,736
Restricted cash - non current	-	8,989
Vessels and other property, less accumulated depreciation	1,142,743	1,240,411
Deferred drydock expenditures, net	30,862	37,075
Total Vessels, Deferred Drydock and Other Property	1,173,605	1,277,486
Investments in and advances to affiliated companies	363,244	344,891
Other assets	1,935	1,848
Total Assets	$1,709,311	$2,029,950

LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$28,921	$30,783
Due to Former Parent for cost sharing reimbursements	9,089	11,350
Current installments of long-term debt	6,183	6,284
Total Current Liabilities	44,193	48,417
Long-term debt	433,207	588,938
Other liabilities	7,142	8,809
Total Liabilities	484,542	646,164

Commitments and contingencies

Equity:
Common stock - 100,000,000 no par value shares authorized; 29,157,387 shares outstanding	29,825	29,825
Paid-in additional capital	1,275,594	1,325,504
(Accumulated deficit)/retained earnings	(16,700)	92,581
	1,288,719	1,447,910
Accumulated other comprehensive loss	(63,950)	(64,124)
Total Equity	1,224,769	1,383,786
Total Liabilities and Equity	$1,709,311	$2,029,950

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Consolidated Statements of Cash Flows

($ in thousands)

	Nine Months Ended
	September 30,
	2016	2015
	(Unaudited)	(Unaudited)
Cash Flows from Operating Activities:
Net Income	$39,534	$135,564
Items included in net income not affecting cash flows:
Depreciation and amortization	60,482	60,457
Loss on write-down of vessels	49,640	-
Amortization of debt discount and other deferred financing costs	4,652	4,223
Direct and allocated stock compensation, non-cash	2,157	1,577
Undistributed earnings of affiliated companies	(36,743)	(32,887)
Allocated reorganization items, non-cash	(102)	4,508
Other – net	-	12
Items included in net income related to investing and financing activities:
Allocated general and administrative expenses recorded as capital contributions	1,220	586
Loss on repurchase of debt	1,342	-
Gain on disposal of vessels and other property	(171)	(4,404)
Payments for drydocking	(4,933)	(10,595)
Deferred financing costs paid for loan modification	(8,273)	(5,545)
Changes in operating assets and liabilities:
Decrease in receivables	24,005	15,949
(Decrease)/increase in cost sharing reimbursement payable to Former Parent	(2,261)	4,241
Net change in inventories, prepaid expenses and other current assets and
accounts payable, accrued expense, and other current and long-term liabilities	599	913
Net cash provided by operating activities	131,148	174,599
Cash Flows from Investing Activities:
Decrease in restricted cash	8,989	61,104
Expenditures for vessels and vessel improvements	(591)	(716)
Proceeds from disposal of vessels	-	16,954
Expenditures for other property	(72)	-
Investments in and advances to affiliated companies	(987)	(153)
Repayments of advances from affiliated companies	18,500	25,000
Net cash provided by investing activities	25,839	102,189
Cash Flows from Financing Activities:
Extinguishment of debt	(65,167)	-
Payments on debt	(88,520)	(4,713)
Dividend payments to Former Parent	(202,000)	(200,000)
Net cash used in financing activities	(355,687)	(204,713)
Net increase/(decrease) in cash and cash equivalents	(198,700)	72,075
Cash and cash equivalents at beginning of year	308,858	178,240
Cash and cash equivalents at end of period	$110,158	$250,315

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Spot and Fixed TCE Rates Achieved and Revenue Days

The following tables provide a breakdown of TCE rates achieved for the three and nine months ended September 30, 2016 and 2015, between spot and fixed earnings and the related revenue days by segment. The information is based, in part, on information provided by the pools or commercial joint ventures in which the segment’s vessels participate.

International Crude Tankers

Three Months Ended September 30,	2016		2015
	Spot	Fixed	Spot	Fixed
	Earnings	Earnings	Earnings	Earnings
ULCCs:
Average rate	$-	$44,850	$-	$39,000
Revenue days	-	92	-	92
VLCCs:
Average rate	$25,797	$40,034	$57,642	$-
Revenue days	569	145	648	-
Aframaxes:
Average rate	$15,370	$-	$35,521	$-
Revenue days	643	-	564	-
Panamaxes:
Average rate	$13,837	$21,140	$22,652	$15,522
Revenue days	415	271	347	362

Nine Months Ended September 30,	2016		2015
	Spot	Fixed	Spot	Fixed
	Earnings	Earnings	Earnings	Earnings
ULCCs:
Average rate	$-	$43,198	$-	$39,000
Revenue days	-	274	-	183
VLCCs:
Average rate	$45,695	$40,593	$52,477	$-
Revenue days	1,619	533	1,972	-
Aframaxes:
Average rate	$23,321	$-	$33,699	$-
Revenue days	1,905	-	1,814	-
Panamaxes:
Average rate	$20,997	$21,083	$26,200	$14,915
Revenue days	1,269	806	1,049	1,069

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International Product Carriers

Three Months Ended September 30,	2016		2015
	Spot	Fixed	Spot	Fixed
	Earnings	Earnings	Earnings	Earnings
LR2:
Average rate	$17,992	$-	$48,062	$-
Revenue days	92	-	92	-
LR1:
Average rate	$15,312	$21,613	$23,959	$21,030
Revenue days	92	270	92	243
MR:
Average rate	$10,690	$11,543	$22,258	$5,294
Revenue days	1,577	184	1,742	92

Nine Months Ended September 30,	2016		2015
	Spot	Fixed	Spot	Fixed
	Earnings	Earnings	Earnings	Earnings
LR2:
Average rate	$22,659	$-	$33,592	$-
Revenue days	273	-	273	-
LR1:
Average rate	$22,507	$21,120	$27,614	$17,438
Revenue days	269	793	273	786
MR:
Average rate	$13,880	$11,227	$19,837	$7,454
Revenue days	4,804	521	5,312	350

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Reconciliation to Non-GAAP Financial Information

The Company believes that, in addition to conventional measures prepared in accordance with GAAP, the following non-GAAP measures may provide certain investors with additional information that will better enable them to evaluate the Company’s performance. Accordingly, these non-GAAP measures are intended to provide supplemental information, and should not be considered in isolation or as a substitute for measures of performance prepared with GAAP.

(A) Time Charter Equivalent (TCE) Revenues

Consistent with general practice in the shipping industry, the Company uses TCE revenues, which represents shipping revenues less voyage expenses, as a measure to compare revenue generated from a voyage charter to revenue generated from a time charter. Time charter equivalent revenues, a non-GAAP measure, provides additional meaningful information in conjunction with shipping revenues, the most directly comparable GAAP measure, because it assists Company management in making decisions regarding the deployment and use of its vessels and in evaluating their financial performance. Reconciliation of TCE revenues of the segments to shipping revenues as reported in the consolidated statements of operations follow:

	Three Months Ended
	September 30,
	2016	2015
Time charter equivalent revenues	$77,166	$126,207
Add: Voyage expenses	3,605	4,914
Shipping revenues	$80,771	$131,121

	Nine Months Ended
	September 30,
	2016	2015
Time charter equivalent revenues	$302,830	$355,934
Add: Voyage expenses	9,679	16,730
Shipping revenues	$312,509	$372,664

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(B) EBITDA and Adjusted EBITDA

EBITDA represents net income before interest expense, income taxes and depreciation and amortization expense. Adjusted EBITDA consists of EBITDA adjusted for the impact of certain items that we do not consider indicative of our ongoing operating performance. EBITDA and Adjusted EBITDA do not represent, and should not be a substitute for, net income or cash flows from operations as determined in accordance with GAAP. Some of the limitations are: (i) EBITDA and Adjusted EBITDA do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments; (ii) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and (iii) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt. While EBITDA and Adjusted EBITDA are frequently used as a measure of operating results and performance, neither of them is necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation. The following table reconciles net income as reflected in the consolidated statements of operations, to EBITDA and Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015

Net (loss)/income	$(50,862)	$51,933	$39,534	$135,564
Income tax (benefit)/provision	(20)	27	157	(114)
Interest expense	9,519	11,050	29,951	32,036
Depreciation and amortization	20,376	20,404	60,482	60,457
EBITDA	(20,987)	83,414	130,124	227,943
Technical management transition costs	-	-	-	39
Loss/(gain) on disposal of vessels, including impairments	49,640	(3,238)	49,469	(4,404)
Loss on repurchase of debt	2,368	-	1,342	-
Other costs associated with repurchase of debt	85	-	225	-
Reorganization items, net	3,849	953	(102)	4,508
Adjusted EBITDA	$34,955	$81,129	$181,058	$228,086

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